UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28, 2005

REGENCY CENTERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	0-24763	59-3429602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 West Forsyth Street, Suite 200 Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (904)-598-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On August 2, 2005, Regency Centers Corporation (the “General Partner”) issued and sold 3,000,0000 shares of 6.70% Series 5 Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share) in an underwritten public offering pursuant to an effective registration statement. The General Partner has contributed the net proceeds of the sale of the Series 5 Cumulative Redeemable Preferred Stock to Regency Centers, L.P. (the “Partnership”), the operating company through which the General Partner conducts its business, in exchange for preferred units of limited partnership interest issued in the name of Regency Centers Texas LLC, a wholly-owned subsidiary of the General Partner. The Series 5 Cumulative Redeemable Preferred Units have substantially identical economic terms as the Series 5 Cumulative Redeemable Preferred Stock, as set forth in the Amendment dated July 28, 2005 to the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership Relating to 6.70% Series 5 Cumulative Redeemable Preferred Units (the “Series 5 Amendment”). A copy of the Series 5 Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

The Partnership’s 6.70% Series 5 Cumulative Redeemable Preferred Units will rank, as to distributions and upon liquidation, winding-up or dissolution of the Partnership, senior to all classes or series of Common Units and on parity with other preferred units in the Partnership, as set forth in the Series 5 Amendment attached hereto.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

C.	Exhibits:

3.1	Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership Relating to 6.70% Series 5 Cumulative Redeemable Preferred Units, effective as of July 27, 2005 (incorporated by reference to Exhibit 3.3 of the Form 8-K of Regency Centers Corporation filed on August 1, 2005 with respect to, among other things, Item 5.03).

3.2.	Fourth Amended and Restated Agreement of Limited Partnership of the Partnership (incorporated by reference to Exhibit 10(m) of the Form 10-K of Regency Centers Corporation filed March 12, 2004).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS, L.P.
(registrant)

	By:	Regency Centers Corporation,
Its General Partner

August 2, 2005	By:	/s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President and Chief Accounting Officer

Signature Page for Form 8-K

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